Exhibit 3.2
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CATALYST PHARMACEUTICAL PARTNERS, INC.,
a Delaware Corporation
     Pursuant to Section 241 of the Delaware General Corporation Law (the “DGCL”), the Certificate of Incorporation of CATALYST PHARMACEUTICAL PARTNERS, INC., a Delaware corporation, hereinafter referred to as the corporation, is amended as follows:
     1. The following is added to Article IV of the Certificate of Incorporation of the Corporation:
Section 2. Series A Preferred Stock. The Corporation shall designate a series of Preferred Stock, to be designated as Series A Preferred Stock, with the following rights, privileges, and preferences:
     (a) Designation and Amount. The shares of such series shall be designated as Series A Preferred Stock (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
     (b) Dividends and Distributions
     (1) In the event that the Corporation declares, makes or pays any dividends or other distributions upon the Common Stock (whether payable in cash, securities, rights or other property), the Corporation shall also declare and pay to the holders of the Series A Preferred Stock, at the same time that it declares and pays such dividends or other distributions to the holders of the Common Stock (and with the same record date), the dividends or distributions which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred Stock had all of the outstanding Series A Preferred Stock been converted immediately prior to the record date for such dividend or distribution, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends or distributions are determined.
     (2) In the event the Corporation shall at any time after the issue date declare and pay any dividend on the Common Stock payable in shares

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of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (c) Conversion Rights.
     (1) A holder of shares of Series A Preferred Stock may convert such shares into Common Stock at any time, at the option of the holder thereof. A holder of shares of Series A Preferred Stock exercising his conversion rights shall receive that number of shares of Common Stock as is determined by dividing $10.00 by the conversion price then in effect for such Series A Preferred Stock (the “Conversion Price”). Initially, the Conversion Price for the Series A Preferred Stock shall be $1.00, and each share of Series A Preferred Stock shall convert into approximately 10 shares of Common Stock.
     (2) To convert Series A Preferred Stock, a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Series A Preferred Stock; (ii) notify the Corporation at such office that he elects to convert the Series A Preferred Stock and the number of shares he wishes to convert; (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued; and (iv) pay any transfer or similar tax if required. In the event that a holder fails to notify the Corporation of the number of shares of Series A Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the “Conversion Date.” As soon as practical following the Conversion Date, the Corporation shall deliver a certificate representing the number of full shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the Series A Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the shareholder of record on and after the Conversion Date. The holder of record of a share of Series A Preferred Stock at the close

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Preferred Stock will be entitled to receive such dividends with respect to such share of Series A Preferred Stock on the corresponding dividend payment date, notwithstanding the conversion of such share after such record date and prior to such dividend payment date.
     (3) Each share of Series A Preferred Stock shall automatically and without further action by the Corporation or any other party convert into the number of shares of Common Stock as is determined by dividing $10.00 by the Conversion Price then in effect for such Series A Preferred Stock upon the occurrence of the following events: (i) the closing of a public offering covering the offer and sale of the Corporation’s common stock for the account of the Corporation at an aggregate offering price resulting in gross proceeds to the Corporation of not less than $3,000,000; (ii) the acceptance by the Nasdaq Stock Market, Inc., of the Corporation’s common stock for listing and trading on the Nasdaq SmallCap Market, the Nasdaq National Market or any national securities exchange and (iii) immediately prior to the sale of all or substantially all of the Corporation’s assets or a merger of the Corporation, so long as such sale or merger has been approved by a majority of the holders of the Corporation’s outstanding shares (voting together as a single voting group).
     (4) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for the determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.
     In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and conversely, in case the outstanding share of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following

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the day upon which such combination becomes effective shall be increased, in either case to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (5) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series A Preferred Stock pursuant hereto. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.
     (6) Whenever the Conversion Price is adjusted, the Corporation shall promptly mail to holders of the Series A Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Corporation shall file with the transfer agent for the Series A Preferred Stock, if any, a certificate from the Corporation’s chief executive officer briefly stating the facts requiring the adjustment and the manner of computing it. In the event of any dispute thereon, the opinion of the Corporation’s independent public accountants, if accepted by the Board of Directors of the Corporation, shall be conclusive and binding on the holders of the Series A Preferred Stock absent manifest error.
     (7) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.
     (8) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest

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whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
     (9) Immediately following any such conversion, the rights of the holders of converted Series A Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of the Series A Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.
     (d) Status of Converted Series A Preferred Stock. Any shares of Series A Preferred Stock which shall at any time have been converted pursuant to Section 2 shall, after such conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. After conversion of the Series A Preferred Stock, such shares shall not be reissued as shares of Series A Preferred Stock and the Company shall take such actions as are necessary to retire such stock and eliminate the authorization for the Series A Preferred Stock from the Certificate of Incorporation, which shall not require any further action of the stockholders.
     (e) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
(1) Except as otherwise provided in the Certificate of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred Stock as of the record date for such vote (or action) or, if no record date is specified, as of the date of such vote (or action) on all matters upon which the holders of the Common Stock of the Corporation are entitled to vote.
(2) Except as otherwise provided herein and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation. The Series A Preferred Stock will be required to approve as a class, certain corporate actions, which require shareholder approval, including (i) any increase in authorized shares of any series of capital stock which are on par with or senior to the Series A Preferred Stock with respect to voting, liquidation or dividends, and (ii) any amendment to the Certificate of Incorporation or Bylaws of the Corporation which alters or changes the rights, preferences or privileges of the Series A Preferred Stock.

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     (f) Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of shares of Series A Preferred Stock will be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to $10.00 per share of the Series A Preferred Stock held by such holder, plus an amount equal to any declared but unpaid dividends (the “Series A Liquidation Preference”), if any, to the date fixed for liquidation, dissolution or winding-up, before any distribution is made on any junior securities, including, without limitation, the Common Stock of the Corporation. After payment in full of the Series A Liquidation Preference, if any, to which holders of the Series A Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and all other securities ranking pari passu with the Series A Preferred Stock and senior to the Common Stock (the “Parity Securities”) are not paid in full, the holders of the Series A Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Corporation.
     (g) No Redemption. The shares of Series A Preferred Stock will not be redeemable.
     (h) Rank. The Series A Preferred Stock shall rank pari passu with the shares of the Series B Preferred Stock of the Corporation (as described below) and senior to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.
     (i) Amendment. If any proposed amendment to the Certificate of Incorporation (including this Certificate of Amendment to the Certificate of Incorporation) would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of a majority or more of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the Delaware General Corporation Act.

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Section 3. Series B Preferred Stock. The Corporation shall designate a series of Preferred Stock, to be designated as Series B Preferred Stock, with the following rights, privileges, and preferences:
     (a) Designation and Amount. The shares of such series shall be designated as Series B Preferred Stock (the “Series B Preferred Stock”) and the number of shares constituting Series B Preferred Stock shall be 11,500. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities of the Corporation convertible into Series B Preferred Stock.
     (b) Dividends and Distributions
     (1) In the event that the Corporation declares, makes, or pays any dividends or other distributions upon the Common Stock (whether payable in cash, securities, rights or other property), the Corporation shall also declare and pay to the holders of the Series B Preferred Stock, at the same time that it declares and pays such dividends or other distributions to the holders of the Common Stock (and with the same record date), the dividends or distributions which would have been declared and paid with respect to the outstanding Series B Preferred Stock had all of the outstanding Series B Preferred Stock been converted immediately prior to the record date for such dividend or distribution, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends or distributions are determined.
     (2) In the event that the Corporation shall at any time after the issue date declare and pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
     (c) Conversion Rights
     (1) A holder of shares of Series B Preferred Stock may convert such shares into Common Stock at any time, at the option of the holder

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thereof. A holder of shares of Series B Preferred Stock exercising his conversion rights shall receive 100 shares of Common Stock for each share of Series B Preferred Stock.
     (2) To convert Series B Preferred Stock, a holder must (i) surrender the certificate or certificates evidencing the shares of Series B Preferred Stock to be converted, duly endorsed in a form satisfactory to the Corporation, at the office of the Corporation or transfer agent for the Series B Preferred Stock; (ii) notify the Corporation at such office that he elects to convert the Series B Preferred Stock and the number of shares he wishes to convert; (iii) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued; and (iv) pay any transfer or similar tax if required. In the event that a holder fails to notify the Corporation of the number of shares of Series B Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. As soon as practical following the Conversion Date, the Corporation shall deliver a certificate representing the number of full shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the Series B Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the shareholder of record on and after the Conversion Date. The holder of record of a share of Series B Preferred Stock at the close of business on a record date with respect to the payment of dividends on the Series B Preferred Stock will be entitled to receive such dividends with respect to such share of Series B Preferred Stock on the corresponding dividend payment date, notwithstanding the conversion of such share after such record date and prior to such dividend payment date.
     (3) Each share of Series B Preferred Stock shall automatically and without further action by the Corporation or any other party convert into 100 shares of Common Stock upon the occurrence of the following events: (i) the closing of a public offering covering the offer and sale of the Corporation’s common stock for the account of the Corporation at an aggregate offering price resulting in gross proceeds to the Corporation of not less than $20,000,000; (ii) the acceptance by the Nasdaq Stock Market, Inc., or a national securities exchange, of the Corporation’s common stock for listing and trading on the Nasdaq SmallCap Market, the Nasdaq National Market or any national securities exchange and (iii) immediately prior to the sale of all or substantially all of the Corporation’s assets or a merger of the Corporation, so long as such sale or merger has been approved by a majority of the holders of the Corporation’s outstanding shares (voting together as a single voting group).

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     (4) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for the determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.
     In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and conversely, in case the outstanding share of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased, in either case to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
     (5) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

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     (6) Immediately following any such conversion, the rights of the holders of converted Series B Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of the Series B Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.
     (d) Status of Converted Series B Preferred Stock. Any shares of Series B Preferred Stock which shall at any time have been converted pursuant to this Section 3 shall, after such conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. After conversion of the Series B Preferred Stock, such shares shall not be reissued as shares of Series B Preferred Stock and the Company shall take such actions as are necessary to retire such stock and eliminate the authorization for the Series B Preferred Stock from the Certificate of Incorporation, which shall not require any further action of the stockholders.
     (e) Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:
     (1) Except as otherwise provided in the Certificate of Incorporation or required by law, each share of Series B Preferred Stock shall entitle the holder thereof to one vote for each share of Common Stock issuable upon conversion of the Series B Preferred Stock as of the record date for such vote (or action) or, if no record date is specified, as of the date of such vote (or action) on all matters upon which the holders of the Common Stock of the Corporation are entitled to vote.
     (2) Except as otherwise provided herein and except as otherwise required by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation. The Series B Preferred Stock will be required to approve as a class, certain corporate actions, which require shareholder approval, including (i) any increase in authorized shares of any series of capital stock which are on par with or senior to the Series B Preferred Stock with respect to voting, liquidation or dividends, and (ii) any amendment to the Certificate of Incorporation or Bylaws of the Corporation which alters or changes the rights, preferences or privileges of the Series B Preferred Stock.
     (f) Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, each holder of shares of Series B Preferred Stock will be entitled to payment out of the assets of the

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Corporation available for distribution of an amount equal to $435.00 per share of the Series B Preferred Stock held by such holder, plus an amount equal to any declared but unpaid dividends (the “Series B Liquidation Preference”), if any, to the date fixed for liquidation, dissolution or winding-up, before any distribution is made on any junior securities, including, without limitation, the Common Stock of the Corporation. After payment in full of the Series B Liquidation Preference, if any, to which holders of the Series B Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and all other securities ranking pari passu with the Series B Preferred Stock and senior to the Common Stock are not paid in full, the holders of the Series B Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Corporation.
     (g) No Redemption. The shares of Series B Preferred Stock will not be redeemable.
     (h) Rank. The Series B Preferred Stock shall rank pari pasu with the shares of the Series A Preferred Stock, par value $.01 per share, and senior to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.
     (i) Amendment. If any proposed amendment to the Certificate of Incorporation (including this Certificate of Amendment to the Certificate of Incorporation) would alter, change or repeal any of the preferences, powers or special rights given to the Series B Preferred Stock so as to affect the Series B Preferred Stock adversely, then the holders of the Series B Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of a majority or more of the outstanding shares of the Series B Preferred Stock, voting separately as a class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the Delaware General Corporation Act.
* * *

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     2. Except as provided for above, the Certificate of Incorporation of the Corporation shall remain unchanged and unamended.
     3. The Corporation has not received any payment for any of its capital stock.
     On July 21, 2006, the incorporator of the Corporation approved the changes that are being made to the Certificate of Incorporation prior to the organization of the Corporation, the appointment of a Board of Directors and the issuance of or payment for any capital stock.
     IN WITNESS WHEREOF, the undersigned, as incorporator of the Corporation, has executed this Certificate of Amendment on this 21st day of July, 2006.

CATALYST PHARMACEUTICAL PARTNERS, INC.
By:	/s/ Philip B. Schwartz
Philip B. Schwartz, Incorporator

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